SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated January 10, 2010

BETWEEN:

SLAP, Inc., a company incorporated pursuant to the laws of the State of Nevada and having a business address at 565 Silvertip Road, Canmore, Alberta, T1W 3K8.
(hereinafter called the “Purchaser”)

AND

Errol Gillespie, an individual residing at 6390 Wind Rider Bay, Columbia, Maryland, 21045.

AND

Garey Reynolds, an individual residing at 1 Cooperative Drive, Apartment 324, Baltimore, Maryland, 21212.
(Gillespie and Reynolds collectively hereinafter called the “Vendors”)

AND

Estate Coffee Holdings Ltd., a company incorporated pursuant to the laws of the State of Maryland and having a business address at  6930 Wind Rider Bay, Columbia, Maryland, 21045.
(hereinafter called “Estate”)

A.	Purchaser is a reporting issuer pursuant to the rules and regulations of the Securities and Exchange Commission and is quoted on the Over-The-Counter Bulletin Board under the trading symbol SLPI;

B.	Vendors are the registered and beneficial owners of all of the issued and outstanding shares of Estate, being 100 common shares, each with a par value of $1.00 (the “Estate Shares”);

C.
Estate (formerly Reg Enterprises, Inc.) has entered into an acquisition agreement (the “Estate Agreement”) with  Sean Tan, a copy of which is attached hereto as Schedule “A”, whereby Estate has purchased twenty percent (20%) of the DTS8 Holdings Co.  by way of a promissory note by and between Estate and Tan;

D.
Purchaser wishes to acquire from the Vendors all of the issued and outstanding shares of Estate in exchange for 900,000 common shares of Purchaser (the “Slap Shares”)  to be issued to Tan in consideration for the DTS8 Shares being delivered to Estate and the  cancellation of the promissory note between Estate and Tan.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
DEFINITIONS

Section 1.01.      The following terms shall have the following respective meanings:

(a)	“Agreement” means this share exchange agreement to purchase and sell the shares of Estate held by the Vendors.
(b)	“Closing Date” shall mean on or before January 21, 2009 or such other date that Estate can provide to Purchaser audited financial statements of Estate;
(c)	“Estate Agreement” shall mean the acquisition agreement entered into by and between Estate and Tan, as attached as Schedule A hereto;
(d)
DTS8 shall mean DTS8 Holdings Co. Ltd., the Hong Kong company which operates under a Wholly Owned Foreign Entity in the Republic of China of which Estate owns 20% of the total issued and outstanding shares;

(e)	“Share Exchange” shall mean the issuance, by the Purchaser, of the SLAP Shares to Tan in exchange for the transfer of the Estate Shares to the Purchaser;

ARTICLE II
THE SHARE EXCHANGE

Section 2.01.               Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser agrees to issue the Slap Shares to Tan in exchange for the Vendors transferring the Estate Shares to the Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Section 3.01.                Organization, Standing and Authority.  Estate is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite power and authority to enter into, and perform the obligations under the Agreement.  Estate has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

Section 3.02.                Capitalization.   The Estate Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03.                Corporate Status of Estate.
(a)
The Vendors have heretofore delivered to Purchaser true, correct and complete copies of the Certificate or Articles of Incorporation and By-laws (certified by the corporate secretary thereof) of Estate.

(b)
The minute books of Estate accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.                Execution and Delivery.  This Agreement has been duly executed and delivered by the Vendors and thereby constitutes a valid and binding agreement, enforceable against the Vendors in accordance with its terms.

Section 3.05.                Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Vendors or Estate to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:
(a)	violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Estate;
(b)
violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which the Vendors or Estate is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)
violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Vendors or Estate or upon the Estate Shares or the properties or business of Estate;

(d)	violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Vendors or Estate; or
(e)	result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.                Title to Stock.
(a)	The Vendors have valid title to the Estate Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and
(b)
Upon delivery of the Estate Shares on the Closing Date, as herein provided, Purchaser shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 3.08.               Options or Other Rights.
(a)
There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from the Vendors or from Estate any of the outstanding, unauthorized or treasury shares of the Common Stock of Estate; and

(b)
there is no outstanding security of any kind convertible into any common shares of Estate, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the Estate Shares.

Section 3.09.                Estate Financial Statements.
(a)
The Vendors have, or will have prior to the Closing Date, provided to Purchaser the audited financial statements of Estate, accompanied by the auditors report thereon for the period ended September 30, 2009. (the “Estate Financial Statements”).

(b)
The Estate Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Estate and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 3.10.                Material Information.
(a)
This Agreement, the Schedules hereto, the Financial Statements of Estate and all other information provided in writing by the Vendors, Estate, or representatives thereof, to Purchaser, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)
There are no facts or conditions, which have not been disclosed to Purchaser in writing, which, individually or in the aggregate, could have a material adverse effect on Estate or a material adverse effect on the ability of the Vendors to perform any of their obligations pursuant to this Agreement, or the ability of Estate to perform any of its obligations pursuant to this Agreement.

Section 3.11.                Absence of Certain Changes.  Since the date of the Estate Financial Statements, there has been no event, change or development which could have a material adverse effect on Estate, and there has been no amendment, modification, change, or alteration of the Estate Agreement nor has there been any breach of the Estate Agreement or action which with the passage of time could become a breach of the Estate Agreement, other than the amendments contemplated by this Agreement.

Section 3.12.                Undisclosed Liabilities.  Except as reflected or reserved against in the Estate Financial Statements, as of and for the period reflected therein, Estate was not on that date subject to, and since that date Estate has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”).

Section 3.13.                Operations of Estate.  Except as contemplated by this Agreement, since the date of the Estate Financial Statements, Estate has not:
(a)
amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)
issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)
incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)	declared or paid any dividends or declared or made any other distributions of any kind to its Shareholders;
(e)	made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;
(f)
made any loan or advance to any of  its Shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)	entered into any lease (as lessor or lessee) under which Estate is obligated to make or would receive payments in any one year of $10,000 or more;
(h)	sold, abandoned or made any other disposition of any of its assets or properties;
(i)	granted or suffered any lien on any of its assets or properties;
(j)
entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed;

(k)	made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;
(l)	paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
(m)
terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of Estate); or

(n)	entered into any other contract or other transaction that materially increases the liabilities of Estate.

Section 3.14.                 Compliance with Laws.  Estate is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Estate, neither Estate nor the Vendors have received written notice that any violation is being alleged.

Section 3.15.                Permits and Licences
(a)	Estate has been organized and possesses all permits and licences that are necessary for the ownership and conduct of its business,
(b)
no violations exist or have been recorded in respect of any such permit or licence; and, to the best of the Vendors’ knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.16.               Actions and Proceedings.
(a)
there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Estate, or against or involving any of the Estate Shares; and

(b)
to the best of the Vendors’ knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving Estate or any of the Estate Shares.

Section 3.17.               Liens.  Estate has marketable title to all of its assets and properties free and clear of any liens, other than those disclosed herein.

Section 3.18.               Brokerage.  No broker or finder has acted, directly or indirectly, for the Vendors nor have the Vendors incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 3.19.               Execution and Validity of Joint Venture Agreement.
(a)	prior to or simultaneous with the execution of this Agreement, Estate has entered into the Estate Agreement;
(b)	the Estate Agreement has not been amended or modified other than those amendments or modification to which Purchaser has previously consented to in writing; and
(c)	to the best of the Vendors’ knowledge, there is no litigation or arbitration pending or threatened with respect to the Estate Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Vendors as follows:

Section 4.01.                Organization, Standing and Authority of Purchaser.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

Section 4.02.                Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

Section 4.03.               Consents and Approvals.  The execution, delivery and performance by Purchaser of this Agreement and the completion by Purchaser of the transactions contemplated hereby do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any person, other than notices which may be required to requisite regulatory authorities.

Section 4.04.                No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:
(a)	violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Purchaser;
(b)
violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Purchaser is a party or by or to which its assets or properties may be bound or subject;

(c)
violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Purchaser or upon the securities, assets or business of Purchaser;

(d)	violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Purchaser or to the securities, properties or business of Purchaser; or
(e)	result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Purchaser.

Section 4.05.                Capitalization.
(a)
Schedule B sets forth the issued capitalization of Purchaser which is the only class of the Purchaser’s capital stock issued and outstanding, as of the date indicated in Schedule B, and prior to the contemplated forward split (as defined herein) being undertaken;

(b)
Schedule B also sets forth all of the outstanding warrants and options and any other security issued by Purchaser that carry the right to purchase additional shares of Purchaser Common Stock and the terms thereof, as of the date indicated in Schedule B, and prior to the forward split being undertaken;

Section 4.06.               Brokerage.  No broker or finder, has acted, directly or indirectly, for Purchaser, nor has Purchaser incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 4.07.               Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Purchaser or representatives thereof to the Vendors and Tan, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Vendors and Tan in writing which, individually or in the aggregate, could have a material adverse effect on Purchaser or a material adverse effect on the ability of Purchaser to perform any of its obligations pursuant to this Agreement.

Section 4.08.               Financial Statements.  Purchaser’s audited financial statements for the years ended August 31, 2009 and 2008 as filed on Form 10-K with the Securities and Exchange Commission (“SEC”) (together, the “Purchaser Annual Reports”) are true, correct and complete in all material respects and fairly present the financial condition of Purchaser and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

Section 4.09.               Compliance with Laws.  To the best of Purchaser’ knowledge, Purchaser is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Purchaser and Purchaser has not received written notice that any violation is being alleged.

Section 4.10.               Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Purchaser.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Purchaser threatened against or involving Purchaser.

Section 4.11.               Absence of Certain Changes.  Since the date of the Purchaser Financial Statements, there has been no event, change or development which could have a material adverse effect on Purchaser.

ARTICLE V
THE VENDOR COVENANTS AND AGREEMENTS FOR DTS8

Section 5.01.                Organization, Standing and Authority.  DTS8 is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong with all requisite power and authority to enter into, and perform the obligations under the Agreement.  DTS8 has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

Section 5.02.                Capitalization.   The DTS8 Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 5.03.               Corporate Status of DTS8.
(a)
Tan has heretofore delivered to Purchaser and Vendors true, correct and complete copies of the Certificate or Articles of Incorporation and By-laws (certified by the corporate secretary thereof) of DTS8.

(b)
The minute books of DTS8 accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 5.04.                Execution and Delivery.  The Estate Agreement has been duly executed and delivered by Tan and thereby constitutes a valid and binding agreement, enforceable against Tan in accordance with its terms.

Section 5.05.                Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require Tan or DTS8 to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 5.06.                No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:
violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of DTS8;
(a)
violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which the Tan or DTS8 is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(b)
violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Tan or DTS8 or upon the DTS8 Shares or the properties or business of DTS8;

(c)	violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Tan or DTS8; or
(d)	result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 5.07.                Title to Stock.
(a)	Estate has valid title to the DTS8 Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and
(b)
Upon delivery of the Slap Shares on the Closing Date, as herein provided, Estate shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 5.08.                Options or Other Rights.
(a)
There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from Tan or from DTS8 any of the outstanding, unauthorized or treasury shares of the Common Stock of DTS8; and

(b)
there is no outstanding security of any kind convertible into any common shares of DTS8, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the DTS8 Shares.

Section 5.09.                DTS8 Financial Statements.
(a)
Tan has, or will have prior to the Closing Date, provided to Purchaser the financial statements of DTS8, accompanied by the a written representation that the financial statements are true and  correct as presented thereon for the period ended October  31, 2009. (the “DTS8 Financial Statements”).

(b)
The DTS8 Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of DTS8 and the results of its operations for the period then ended and shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis.

Section 5.10.                Material Information.
(a)
This Agreement, the Schedules hereto, the DTS8 Financial Statements of DTS8 and all other information provided in writing by Tan, DTS8, or representatives thereof, to Purchaser, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)
There are no facts or conditions, which have not been disclosed to Purchaser in writing, which, individually or in the aggregate, could have a material adverse effect on DTS8 or a material adverse effect on the ability of Tan to perform any of his obligations pursuant to this Agreement, or the ability of DTS8 to perform any of its obligations pursuant to this Agreement.

Section 5.11.                Absence of Certain Changes.  Since the date of the DTS8 Financial Statements, there has been no event, change or development which could have a material adverse effect on DTS8, and there has been no amendment, modification, change, or alteration of the ESTATE Agreement nor has there been any breach of the Estate Agreement or action which with the passage of time could become a breach of the Estate Agreement, other than the amendments contemplated by this Agreement.

Section 5.12.                 Undisclosed Liabilities.  Except as reflected or reserved against in the DTS8 Financial Statements, as of and for the period reflected therein, DTS8 was not on that date subject to, and since that date DTS8 has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”).

Section 5.13.                Operations of DTS8.  Except as contemplated by this Agreement, since the date of the DTS8 Financial Statements, DTS8 has not:
(a)
amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)
issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)	incurred any indebtedness for borrowed money or incurred or assumed any other liability in the amount of $100,000 which has not been disclosed ;
(d)	declared or paid any dividends or declared or made any other distributions of any kind to its Shareholders;

(e)	made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;
(f)
made any loan or advance to any of  its Shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)	sold, abandoned or made any other disposition of any of its assets or properties;
(h)	granted or suffered any lien on any of its assets or properties;
(i)
entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed;

(j)	made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;
(k)	paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
(l)
terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of DTS8); or

(m)	entered into any other contract or other transaction that materially increases the liabilities of DTS8.

Section 5.14.                Compliance with Laws.  DTS8 is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on DTS8, neither DTS8 nor Tan have received written notice that any violation is being alleged.

Section 5.15.                Permits and Licences
(a)	DTS8 has been organized and possesses all permits and licences that are necessary for the ownership and conduct of its business,
(b)
no violations exist or have been recorded in respect of any such permit or licence; and, to the best of Vendor’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 5.16.                Actions and Proceedings.
(a)
there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving DTS8, or against or involving any of the DTS8 Shares; and

(b)
to the best of Vendor’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving DTS8 or any of the DTS8 Shares.

Section 5.17.               Liens.  DTS8 has marketable title to all of its assets and properties free and clear of any liens, other than those disclosed herein.

Section 5.18.                 Brokerage.  No broker or finder has acted, directly or indirectly, for Vendors  or Tan nor has Vendors or Tan incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 5.19.                Execution and Validity of ESTATE Agreement.
(a)	prior to or simultaneous with the execution of this Agreement, Tan has entered into the ESTATE Agreement;
(b)	the ESTATE Agreement has not been amended or modified other than those amendments or modification to which Purchaser has previously consented to in writing; and
(c)	to the best of Vendor’s knowledge, there is no litigation or arbitration pending or threatened with respect to the ESTATE Agreement.

ARTICLE VI
WARRANTIES OF VENDORS AND ESTATE

Section 6.01.                Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Vendors shall cause Estate to conduct its business substantially in the manner in which it is currently conducted and to not undertake any actions, nor enter into any contracts, without the prior written consent of Purchaser.

Section 6.02.                Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Vendors shall cause Estate to use its best efforts preserve any permits and licences in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.                Litigation.   From the date of this Agreement to the Closing Date, the Vendors shall notify Purchaser promptly of any actions or proceedings that from the date hereof are threatened or commenced against Estate or against any officer, director, employee, properties or assets of Estate with respect to its affairs, or against any of the Estate Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.                Conduct of the Vendors Pending the Closing Date.  From the date of this Agreement to the Closing Date:
(a)
the Vendors shall use, and the Vendors shall cause Estate to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)
the Vendors shall promptly notify Purchaser of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Vendors

Section 6.05.               Corporate Examinations and Investigations.  Prior to the Closing Date, Purchaser shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Estate and DTS8, and such examination of the books, records, tax returns, results of operations and financial condition of Estate and DTS8.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Vendors and Estate and the employees and representatives of Estate, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.                Expenses.  Estate shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII
PURCHASER COVENANTS AND AGREEMENTS

Section 7.01.                Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Purchaser shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any contracts, or undertake any actions, without the prior written consent of the Vendors.

Section 7.02.                Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Purchaser shall use its best efforts to preserve any permits and licences in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.               Litigation. From the date of this Agreement to the Closing Date, Purchaser shall notify the Vendors of any actions or proceedings that are threatened or commenced against Purchaser or against any officer, director, employee, properties or assets of Purchaser with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.                Conduct of Purchaser Pending the Closing.  From the date hereof through the Closing Date,
(a)
Purchaser shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)
Purchaser shall promptly notify the Vendors of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser.

Section 7.05.               Corporate Examinations and Investigations.  Prior to the Closing Date, the Vendors, or Estate, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Purchaser such examination of the books, records, tax returns, results of operations and financial condition of Purchaser.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Purchaser and the employees and representatives of Purchaser, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 7.06.                Expenses.  Purchaser shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.                Further Assurances.  Purchaser shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.               Directors:  On or subsequent to the Closing Date, Purchaser shall take all necessary corporate steps to cause the appointment of a representative of the Vendors to the Board of Directors.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

The obligation of Purchaser to enter into and complete the transactions contemplated by the Agreement is subject, at Purchaser’ option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.                Representations and Covenants.
(a)
the representations and warranties of the Vendors contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)
the Vendors shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Vendors shall have delivered to Purchaser a certificate, dated the Closing Date, and signed by the Vendors to the foregoing effect.

Section 8.02.                Governmental Permits and Approvals.
(a)
all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Estate and DTS8 to continue to be carried on by Estate and DTS8 substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)	there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.                Third Party Consents.  All consents, permits and approvals from parties to contracts with Estate that may be required in connections with the performance by the Vendors of their obligations under this Agreement or the continuance of such contracts with Estate in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.                Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Estate.

Section 8.05                 No Change in Capitalization.  On the Closing Date, the capitalization of Estate shall be as represented in Schedule C.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF
THE VENDORS TO CLOSE

The obligation of Vendors to enter into and complete the transactions contemplated by the Agreement is subject, at Purchaser’ option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.                Representations and Covenants.
(a)
The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)
Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Purchaser shall have delivered to the Vendors a certificate dated the Closing Date, and signed by an authorized signatory of Purchaser to the foregoing effect.

Section 9.02.                No Change in Capitalization.  On the Closing Date, the capitalization of Purchaser shall be as represented in Schedule B, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement.

ARTICLE X
CLOSING ARRANGEMENTS

Section 10.01.              Closing Location.  The closing of the actions contemplated by this Agreement and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (PST) on the Closing Date at the offices of the Purchaser, or such other date or location as the parties may agree to in writing.

Section 10.02.              The Vendors’ Closing Documents.  At the Closing, the Vendors will tender to Purchaser:
(a)	Certified copies of resolutions of the directors of Estate in a form satisfactory to Purchaser, acting reasonably, authorizing:
(i)	the execution and delivery of this Agreement;
(ii)	the transfer of the Estate Shares to, and registration of the Estate Shares in the name of, Purchaser, and issue of new share certificates representing the Estate Shares in the name of Purchaser.
(b)	Share certificates issued in the name of the Vendors representing the Estate Shares duly endorsed for transfer to Purchaser;
(c)	Share certificates registered in the name of Purchaser, representing the Estate Shares;
(d)	A certified copy of the register of members of Estate showing Purchaser as the registered owner of the Estate Shares;
(e)	A certificate executed by each of the Vendors certifying that Purchaser’ conditions have been satisfied;
(f)	All corporate records and books of account of Estate including minute books, share registers and annual reports, and a certificate of good standing;
(g)	Every common seal of Estate; and
(h)	The shares of DTS8 in the name of Estate.

Section 10.03.              Purchaser’ Closing Documents.  At the Closing, Purchaser will tender to the Vendors:
(a)	Certified copies of resolutions of the directors of Purchaser in a form satisfactory to the Vendors, acting reasonably, authorizing:
(i)	the execution and delivery of this Agreement;

(b)	share certificates, registered in the name of Tan, representing the Slap Shares;
(c)	a certified copy of the register of members of Purchaser showing Tan as the registered owner of the Slap Shares;
(d)	a certificate executed by Purchaser certifying that the Vendors’ conditions have been satisfied.

Section 10.04.             The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)
The Purchasers representative will deliver to the Vendors’ representative the Purchaser Closing Documents, including the Estate shares and the DTS8 Shares, upon the latter’s undertaking to hold them in trust;

(b)	Upon receipt of the Purchaser’ Closing Documents, the Vendors’ representative will hold them in trust until it is able to deliver to the Purchaser’s representative the Vendors’ Closing Documents;
(c)	The Vendors’ representative will then deliver to the Purchaser’s representative the Vendors’ Closing Documents;
(d)	Upon receipt of the Vendors’ Closing Documents and the Estate Shares, the Purchaser’s Representative will deliver to Tan the Slap Shares.

ARTICLE XI
MISCELLANEOUS

Section 11.1.               Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.               Time.  Time shall be of the essence hereof.

Section 11.3.               Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if faxed to the party to whom it is given to such party at:

if to Estate Vendors, at: Estate, fax number  410 576-6571;

if to Purchaser, at: Purchaser’s Representative, fax number (403) 272-3620

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy.

Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.               Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

Section 11.5.                Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.               Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.               Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.                Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.                Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.              Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

ESTATE COFFEE HOLDINGS LTD.

By:  /s/ Garey Reynolds
Name:  Garey Reynolds
Title: President

SLAP, INC.

By:   /s/ D. Wehrhahn
Name: D. Wehrhahn
Title:  President

/s/ Errol Gillespie                                                                               /s/ Garey Reynolds
Errol Gillespie                                                                                     Garey Reynolds

SCHEDULE A

Original Contract between ESTATE (formerly REG Enterprises Inc.) and Tan

SCHEDULE B
Common Stock

Total authorized capital	675,000,000
Total Issued and Outstanding	25,200,000

Warrants, Options, ROFR, Pre-empted Rights

None

 SCHEDULE C
Common Stock

Total issued and outstanding	100
Total authorized capital	10,000

Warrants, Options, ROFR, Pre-empted Rights

None